Exhibit 10.2

KOPPERS HOLDINGS INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

NON-EMPLOYEE DIRECTOR - TIME vesting

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board (or the board of directors of any Affiliate) and consultants who provide services to the Corporation (or any Affiliate).

B. Participant is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant under the Plan.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.
Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the specified issuance date following the vesting of that unit. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	________
Number of Shares Subject to Award:	________ shares of Common Stock (the “Shares”).
Vesting Schedule:

The Shares shall vest on the earlier to occur of (i) the date which is 365 days after the Award Date or (ii) the date of the next annual meeting of the Corporation’s shareholders immediately following the Award Date, provided that the Participant remains in continuous Service as a director of the Corporation during such period (the “Vesting Date”). However, some or all of the Shares may vest earlier in accordance with the special vesting provisions of Paragraph 5.

Issuance Schedule:

The Shares in which Participant vests in accordance with the foregoing Vesting Schedule shall become issuable on the date specified in clause (i) or (ii) below as applicable:

(i) If the Participant has not elected to defer receipt of such Shares pursuant to the terms of the Koppers Holdings Inc. Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), the

Vesting Date (or upon the date of earlier vesting pursuant to a Change in Control or termination of Service, if so provided herein). The actual issuance of such Shares pursuant to this clause (i) shall be effected on the applicable Issue Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth day of the third calendar month following such Issue Date.

OR

(ii) If the Participant has elected to defer receipt of such Shares pursuant to the terms of the Director Deferred Compensation Plan, the date(s) determined pursuant to such election and the terms of the Director Deferred Compensation Plan.

Each date on which Shares are issued pursuant to this Agreement is referred to as an “Issue Date”.

In no event, however, shall any fractional shares be issued under this Agreement, including by reason of Paragraph 4. Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

2.
Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the Award or the underlying Shares; provided, however, any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred (i) pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award or, (ii) in the case of Shares issuable pursuant to an election to defer receipt of the Shares under the terms of the Director Deferred Compensation Plan, in accordance with the terms of the Director Deferred Compensation Plan. Participant may make a beneficiary designation with respect to Shares subject to clause (i) of this Award at any time by filing the appropriate form with the Plan Administrator or its designee.
3.
Cessation of Service. Except as otherwise provided in Paragraph 5 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
4.
Stockholder Rights and Dividend Equivalents
(a)
The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance.
(b)
Notwithstanding the foregoing, prior to the date on which Shares are credited to the Participant’s Account under the Director Deferred Compensation Plan, if applicable, should any stock dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then Participant shall automatically be credited with an additional number of Restricted Stock Units equal to the number of shares of Common Stock which would have been paid on the Shares (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) at the time subject to this Award had those Shares been actually issued and outstanding and entitled to that dividend. The additional Restricted Stock Units so credited shall vest at the same time as the Shares to which they relate and shall be distributed to Participant concurrently with the issuance of those Shares on the applicable Issue Date.
(c)
Notwithstanding the foregoing, should any cash dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution or those Shares have not been credited to the Participant’s Account under the Deferred Compensation Plan), then a special book account shall be established for Participant and credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of Restricted Stock Units at the time subject to this Award (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) as of the record date for the dividend. No later than as of (i) in the case of Shares not subject to a deferral election under the Director Deferred Compensation Plan, the Issue Date, or (ii) in the case of Shares subject to a deferral election under the Director Deferred Compensation Plan, the date as of which the Shares are credited to the Participant’s Account under the Director Deferred Compensation Plan, each cash dividend amount credited to the special book account since the Award Date shall be converted into a book entry of an additional number of Restricted Stock Units determined by dividing (i) such cash dividend equivalent amount by (ii) the average of the Fair Market Value per share of Common Stock on each of the dates during such period on which those dividends on the outstanding Common Stock were paid, rounded down to the nearest full share. The additional Restricted Stock Units so credited shall vest at the same time as the Shares to which they relate and shall be distributed to Participant concurrently with the issuance of those Shares on the applicable Issue Date.
5.
Special Vesting/Change in Control.
(a)
Should Participant’s Service terminate for any reason prior to the Vesting Date, then, on the date of such termination, Participant shall vest in a number of Shares equal to the number of Shares in which Participant would have been vested on the Vesting Date had Participant continued in the Corporation’s Service through the Vesting Date multiplied by a fraction, the numerator of which is the number of days of Service Participant completed between the Award Date and the termination of Participant’s Service, and the denominator of which is three hundred sixty-five (365). For purposes of this subparagraph (a), a Participant’s Service shall be treated as terminated only if such termination constitutes a separation from service within the meaning of Code Section 409A.
(b)
Immediately prior to the closing of a Change in Control, Participant shall vest in a number of Shares equal to the number of Shares in which Participant would have vested on the Vesting Date. If issuance of the Shares has not been deferred pursuant to an election under the Director Deferred Compensation Plan, then the Shares that vest under this subparagraph (b) will be issued on the Issue Date triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control and distributed at the same time as such stockholder payments). For purposes of the immediately preceding sentence, the Issue Date shall be the effective date of the Change in Control so long as it qualifies as a “change in the ownership or effective control” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code and regulations thereunder and if it does not so qualify, the Issue Date shall be the Vesting Date. If issuance of the Shares has been deferred pursuant to an election under the terms of the Director Deferred Compensation Plan, then the Shares that vest under this subparagraph (b) will be issued on the Issue Date determined pursuant to the Director Deferred Compensation Plan.
(c)
This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.
Adjustment in Shares. In the event that the Plan Administrator determines that any dividend or other distribution (other than regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Agreement, then the Plan Administrator shall, in such manner as it may deem equitable, adjust any or all of the number and type of shares (or other securities or property) subject to this Agreement, or, if the Plan Administrator deems it appropriate, make provision for a cash payment to the Participant.
7.
Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.
8.
Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to Secretary of the Corporation at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219. Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
9.
Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
10.
Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.
11.
Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules. Any arbitration, legal or equitable action, or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Allegheny County, Pennsylvania and no other venue.
12.
Right to Continued Service. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, unless such rights are otherwise limited pursuant to a separate agreement between the Corporation (or any Affiliate) and Participant.
13.
Further Assurances. The Participant agrees, upon demand of the Corporation or the Plan Administrator, to do all acts and execute, deliver and perform all additional documents, instruments, and agreements that may be reasonably required by the Corporation or the Plan Administrator, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
14.
Section 409A. This Award is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan to the contrary, if the Award is subject to the provisions of Section 409A (and not excepted therefrom), the provisions of the Plan and this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Participant agrees that the Corporation may, without the consent of Participant, modify the Agreement and the Award to the extent and in the manner the Corporation deems necessary or advisable or to take such other action or actions, including an amendment or action with retroactive effect, that the Corporation deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder. Notwithstanding, the Corporation makes no representations and/or warranties with respect to compliance with Section 409A, and Participant recognizes and acknowledges that Section 409A could potentially impose upon Participant certain taxes or interest charges for which Participant is and shall remain solely responsible.
15.
Survivability. The terms of this Agreement survive the termination of Participant’s Service with the Corporation for any reason.

16.
Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

KOPPERS HOLDINGS INC. [Name]

By: _____________________________ _________________________

General Counsel and Secretary Signature

[Residence Address]

[City, State, Zip Code]

APPENDIX A

DEFINITIONS

When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). The following definitions shall be in effect under the Agreement:

A.
Affiliate shall mean any entity that, directly or through one or more intermediaries, is controlled by the Corporation, and any entity in which the Corporation has a significant equity interest as determined by the Plan Administrator.
B.
Agreement shall mean this Restricted Stock Unit Issuance Agreement.
C.
Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.
D.
Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
E.
Board shall mean the Corporation’s Board of Directors.
F.
Change in Control of the Corporation shall have occurred in the event that:

(i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Corporation, a majority-owned subsidiary of the Corporation or an employee benefit plan of the Corporation or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of fifty percent (50%) or more of the then outstanding voting stock of the Corporation;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Corporation’s Board or whose nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board members then in office;

(iii) all or substantially all of the business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the Corporation’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company);

(iv) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

G.
Code shall mean the Internal Revenue Code of 1986, as amended.
H.
Common Stock shall mean shares of the Corporation’s common stock.
I.
Corporation shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Holdings Inc. which shall by appropriate action adopt the Plan.
J.
Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Market on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.
1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
L.
Participant shall mean the person to whom the Award is made pursuant to the Agreement.
M.
Plan shall mean the Corporation’s 2020 Long Term Incentive Plan.
N.
Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.
O.
Restricted Stock Units shall mean Restricted Stock Units awarded pursuant to Section 6(c) of the Plan.

P.
Service shall mean Participant’s performance of services for the Corporation (or any Affiliate) in the capacity of an employee, a non-employee member of the Board or a consultant. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Affiliate) or (ii) the entity for which Participant performs such services ceases to remain an Affiliate of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation or any Affiliate; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s or an Affiliate’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
Q.
Stock Exchange shall mean the Nasdaq Global Market, the New York Stock Exchange or such other stock exchange on which Common Stock is listed.